UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2019

_____________________________

NORTHERN POWER SYSTEMS CORP.

(Exact name of registrant as specified in its charter)

_____________________________

British Columbia, Canada	000-55184	98-1181717
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

29 Pitman Road

Barre, Vermont 05641

(Address of principal executive offices)

(802) 461-2955

(Registrant’s telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events

On April 1, 2019, Northern Power Systems Corp, a British Columbia corporation (the “Company”) filed a Form 12b-25 Notification of Late Filing with the US Securities and Exchange Commission with respect to the Company’s Form 10-K for the fiscal year ended December 31, 2018. In the Form 12b-25 filing, the Company disclosed that its annual report on Form 10-K could not be completed and filed in a timely manner because of the current inability of the Company to allocate the resources necessary to engage an independent public accounting firm and otherwise take steps to complete its audited financial statements.  Further, the Company has not filed its Form 10-Q for the quarter ended September 30, 2018 (“Q-3 Form 10-Q”).   The Company cannot predict at the present time if and when it will be able to file its Form 10-K and Q-3 Form 10-Q.

On February 7, 2018, Northern Power Systems, Inc., a wholly owned subsidiary of Company (“NPS, Inc.”) entered into the Second Amended and Restated Forbearance Agreement by and between Comerica Bank and NPS, Inc. (the “Amended Forbearance Agreement”). On May 29, 2018, Comerica informed NPS, Inc. that NPS, Inc. was not currently in compliance with two covenants (collectively, the “Covenants”) under that certain Amended and Restated Loan and Security Agreement by and between NPS, Inc. and Comerica dated December 31, 2013 and as amended (the “Loan”). Ultimately, Comerica and NPS, Inc. entered into (i) a Forbearance Agreement dated August 2, 2018 which the Company previously disclosed on a Form 8-K dated August 2, 2018 and an Amended and Restated Forbearance Agreement dated November 30, 2018 which the Company previously disclosed on a Form 8-K dated December 4, 2018 (the “Forbearance Agreement). The Amended Forbearance Agreement amends and restates the Forbearance Agreement.

The Amended Forbearance Agreement provides, among other things, that Comerica shall, until the earlier of (i) April 1, 2019 or (ii) such date that there shall occur any further event of default, forbear from exercising any remedies that it may have against Borrower as a result of the occurrence of the existing defaults. In the event of a default, Comerica may immediately call the Loan. Further the Amended Forbearance Agreement provides that the Company (i) will repay its obligations under the Loan pursuant to the repayment schedule below and (ii) the Company shall use its best efforts to secure replacement financing of the debt under the Loan as soon as possible, and on or before March 1, 2019.

As of April 1, 2019, NPS, Inc. is in breach of its obligations under the Amended Forbearance Agreement and Comerica may immediately call the Loan. NPS, Inc. and the Company are working with the Comerica to further amend Amended Forbearance Agreement. The Company is also attempting to secure replacement financing that, among other things, would satisfy obligations to Comerica. There can be no assurances that Comerica will agree to amend the Forbearance Agreement.  As of April 1, 2019, NPS, Inc. had $300,000 in obligations outstanding under the Loan.  The Company is a guarantor of NPS, Inc.’s obligations under the Loan. The current lack of an accessible commercial loan or other financing, together with the continued delay in the implementation of a new Feed in Tariff in Italy with respect to distributed wind, has continued to significantly strain the Company’s operations, both commercially and financially.

The Company continues to explore all strategic alternatives and transactions for Company, including the sale of the business or some or all of its assets and business lines including its distributed wind and services business segments. It is uncertain if the Company’s efforts to identify and effect one or more strategic transactions will be successful.

In addition to pursuing strategic transactions, the Company has continued to take steps to reduce expenses, including taking action in the last 30 days to further reduce head count and reduce other employees to part-time (50%) status.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN POWER SYSTEMS CORP.

Date: April 2, 2019	By: /s/William St. Lawrence
Name: William St. Lawrence
Title: Interim Co-Chief Executive Officer